Exhibit 99.1

Exton, PA	Contact: Kevin R. Hoben
June 1, 2022	(860) 704-6820

Omega Flex, Inc. Announces Organizational Changes

Omega Flex, Inc. (the “Company”) today announced that Mark F. Albino, its chief operating officer, is retiring after 26 years of service to the Company. Mr. Albino was instrumental in the strength and growth of the Company during those 26 years, from his invention of the AutoFlare® fitting, to the expansion of its business in Europe, and the expansion of the Company’s businesses to new products, including DoubleTrac® double-containment piping and MediTrac® flexible medical gas piping. Mr. Albino will be retiring as of May 31, 2022, but will continue to serve in his role as a director of the Company.

This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict and may be beyond the ability of our control.

Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts but rather reflect our current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance, or achievements of the Company (including its subsidiaries and affiliates) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this news release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions, or circumstances.